EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Transcontinental Realty Investors, Inc. (the “Company”), on Form 10-Q for the period ended June 30, 2005, as filed with Securities Exchange Commission on the date hereof (the “Report”), we, Ted P. Stokely, Chairman of the Board and Samuel C. Perry, Controller (Acting Principal Financial and Accounting Officer) of the Company, hereby certify, to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2005	/s/ Ted P. Stokely
Ted P. Stokely
Chairman of the Board

/s/ Samuel C. Perry
Samuel C. Perry
Controller (Acting Principal Financial and Accounting Officer)